Exhibit 10.1

TERMINATION AGREEMENT
TO THE
PROCESSING SERVICES AGREEMENT

This Termination Agreement to the Processing Services Agreement (this “Termination Agreement”) is dated as of August 8, 2024 (“Effective Date”), by and between Cuentas, Inc. (“Company”) and Interactive Communications International, Inc., (“InComm”) (collectively, the “Parties”).

RECITALS

WHEREAS,the Parties have previously entered into that certain Processing Services Agreement, dated July 23rd, 2019 (as amended, the “Agreement”);

WHEREAS, the Parties desire to terminate the Agreement in accordance with the terms and conditions of this Termination Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1. Definitions.All capitalized terms which are not otherwise defined in this Termination Agreement shall have the meanings set forth in the Agreement.

2. Termination.The Parties hereby mutually agree to terminate the Agreement effective as of the Effective Date.

3. Waiver of Outstanding Monthly Minimums. InComm hereby agrees to waive the Four Hundred and Seventy-Five Thousand Dollars ($475,000.00) outstanding and owed by Company to InComm as a result of unpaid Monthly Minimum Fees dating back to December 2022.

4. Destruction of Prepaid Products and Related Collateral. In accordance with instructions from the Issuing Bankas a result of the closure of the Prepaid Product program managed by Company on behalf of the Issuing Bank, InComm willdestroy any remaining un-issued Prepaid Products and all related collateral in its or its print vendors’ possession forthwith.

5. InComm and Company will cooperate with the Issuing Bank for the unwinding and sunsetting of the Prepaid Product program.

6. Miscellaneous. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the Effective Date.

CUENTAS, INC.

By:	/s/ Shalom Arik Maimon
Name:	Shalom Arik Maimon
Title:	CEO

INTERACTIVECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Stefan Happ
Name:	Stefan Happ
Title:	President

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